UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

May 19, 2011

GERMAN AMERICAN BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-15877 (Commission File Number)	35-1547518 (IRS Employer Identification No.)
711 Main Street Box 810 Jasper, Indiana (Address of Principal Executive Offices)	47546 (Zip Code)

(812) 482-1314

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

After taking into consideration the results of the non-binding advisory vote of the shareholders of German American Bancorp, Inc. (the “Company”) at the Company’s annual meeting of shareholders held on May 19, 2011, as reported in the Company’s Current Report on Form 8-K filed on May 20, 2011, the Board of Directors of the Company determined on June 27, 2011, that the Company will hold an advisory vote on the compensation payable to its named executive officers every three years (with the next such vote scheduled to be held at the annual meeting of shareholders in the year 2014 and thereafter again at the annual meeting of shareholders in the year 2017), until the next advisory vote on the frequency of shareholder votes on the compensation payable to the Company’s named executive officers is required (which next advisory vote is expected to be held at the 2017 annual meeting of shareholders).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

By:  /s/ Mark A. Schroeder

Mark A. Schroeder, Chairman and CEO

Date:   July 1, 2011